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                                                                   EXHIBIT 10.14

[Letterhead of FIRST CHICAGO The First National Bank of Chicago]

                                                                   March 1, 1999

Tri-State Outdoor Media Group, Inc.
3416 Highway 41 South
Tifton, Georgia 31794
Attn: William McLendon
      Sheldon Hurst

                                    Re: Fee Letter Amendment

Gentlemen:

      We refer to (i) the Credit Agreement, dated as of September 18, 1998 (the "Original Credit Agreement"), as amended by the First Amendment thereto, dated as of March 1, 1999 (the "First Amendment", the Original Credit Agreement, as amended by the First Amendment being hereinafter referred to as the "Credit Agreement"), among Tri-State Outdoor Media Group, Inc. (the "Borrower"), the Lenders party thereto and The First National Bank of Chicago ("First Chicago"), as Agent, and (ii) the Fee Letter, dated August 18, 1998 (the "Fee Letter"), by First Chicago to, and accepted and agreed to by, the Borrower. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

      The Borrower agrees to pay to First Chicago the following non-refundable fees, and the Borrower and First Chicago agree to add a new numbered paragraph 3 to the Fee Letter as follows:

      "3.   Amendment Fee.

            A fee in the amount of $180,000, payable on the earlier of (i) June 30, 1999, and (ii) payment by the Borrower of the outstanding balance of Advances under the Facilities.

            In the event that the Credit Agreement is not terminated pursuant to
            Section 2.2.7 thereof prior to July 1, 1999, a fee in the amount of $180,000, payable on the earlier of September 30, 1999, and (ii) payment by the Borrower of the outstanding balance of Advances under the Facilities."

      The Borrower agrees not to disclose any of the terms of this letter to any person other than employees, attorneys or accountants of the Borrower, in each case, to whom it is necessary to disclose the information (and who, in each case, shall be made aware of this promise not to disclose) or as may be required by law or any court or regulatory agency having jurisdiction over the Borrower.

      Except as amended hereby, the Fee Letter shall remain in full force and effect and is hereby ratified and confirmed.

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      This letter may be executed via facsimile transmission in any number of counterparts and by the Borrower and First Chicago in separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                                Sincerely yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                             By /s/ Laurie W. Blazek
                                                -----------------------
                                                Laurie W. Blazek
                                                Vice President

ACCEPTED AND AGREED TO:

TRI-STATE OUTDOOR MEDIA GROUP, INC.

By /s/ William G. McLendon
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       William G. McLendon
       Chief Financial Officer